Exhibit 99.1

Mid-Wisconsin Financial Services, Inc. Reports First Quarter Earnings of $.13 per common share, up from $.03 for the fourth quarter 2008

April 28, 2009
Medford, Wisconsin

Mid-Wisconsin Financial Services, Inc. (OTCBB: MWFS.OB), the holding company of Mid-Wisconsin Bank headquartered in Medford, WI, reported net income available to common shareholders of $207,000, or $.13 per common share, for the quarter ended March 31, 2009. This compares to net income of $48,000, or $.03 per common share for the fourth quarter of 2008, and net income of $403,000, or $.25 per common share, for the first quarter of 2008.

Net interest income for the quarter was $4.0 million, consistent with the fourth quarter of 2008, as compared with $4.1 million for the same period one year ago. The Company's net interest margin was 3.56% at March 31, 2009 comparable to 3.59% at December 31, 2008 and down 19 basis points from 3.75% at March 31, 2008.

The provision for loan losses for the first quarter of 2009 was $750,000 compared to $935,000 for the fourth quarter 2008, and $930,000 for the same period one year ago. Net charge offs for the quarter were $140,000 compared to $1.6 million for the fourth quarter 2008, and $238,000 for the first quarter 2008. Fourth quarter 2008 charge offs included $1.3 million of loans that were related to previously reserved commercial credits. Nonperforming loans were $11.6 million at March 31, 2009 compared to $9.6 million at December 31, 2008. The increase in nonperforming loans reflects continued deterioration in commercial real estate and construction credits. At March 31, 2009 and December 31, 2008 the allowance for loan loss was 1.42% and 1.25% of total loans, respectively.

On average, loans were $364.8 million for the first quarter 2009, up $1.7 million from the fourth quarter of 2008, with commercial loan growth offset by declines in other loan categories. On a period end basis, loans were $362.9 million at March 31, 2009, down $1.5 million from December 31, 2008, representing declines in both residential real estate and agricultural business.

Deposits, on average, were $381.4 million for the first quarter 2009, up $12.2 million compared to the fourth quarter 2008 and up $21.9 million from the first quarter 2008. On a period end basis, deposits declined to $385.1 million at March 31, 2009 from $385.7 million at December 31, 2008 and up $23.1 million from $362.0 million a year ago. The year over year growth is primarily attributable to increases in interest-bearing deposits, money market accounts, and certificates of deposit.

During the first quarter 2009 the Federal Reserve stimulated the housing market with lower interest rates. Many consumers took the opportunity to refinance. Our mortgage loan origination unit closed $12 million during the first quarter 2009, an increase of $7 million from the fourth quarter of 2008. The strong first quarter 2009 originations compares to $5 million for the fourth quarter of 2008 and $7 million for the first quarter of 2008. For the first quarter 2009, mortgage banking income was $122,000 compared to $42,000 for the fourth quarter 2008, and $90,000 for the first quarter one year ago. The outlook for the second quarter mortgage production remains strong with current locked mortgage commitments of approximately $10 million at March 31, 2009.

Total noninterest income for the first quarter 2009 was $895,000, down $42,000 from the fourth quarter 2008, and down $135,000 from $1.0 million in the first quarter 2008. The decrease resulted from a decrease in trust service fees of $53,000 due primarily to the decline in the value of assets under management for customers on which fees are based and a decrease in deposit fees of $52,000. These decreases were partially offset by an increase in mortgage banking income of $32,000.

Total noninterest expenses were $3.8 million, down $141,000 from $3.9 million in the fourth quarter 2008, and down $269,000 from $4.1 million in the first quarter 2008. Salaries and benefits decreased $242,000 compared to the prior year quarter. Salaries decreased between comparable periods due the elimination of 10 full time equivalent positions within the Bank in January 2009. Benefits decreased as a result of a change in the Company's contribution to the 401(k) plan in 2009 and decrease in incentive and referral pay. Decreases in expenses were seen in occupancy costs and data processing and information systems totaled $52,000. Legal and professional fees increased $24,000 during the first quarter 2009 from collection efforts associated with past due loans and the outsourcing of the internal audit function of the Bank. The FDIC insurance assessment increased $149,000 over the prior year period due to an industry wide increase in insurance premiums.

For the first quarter of 2009, income tax expense increased $398,000 compared to the first quarter 2008. The increase in income tax expense was a result of a $243,000 tax benefit recorded in first quarter of 2008 relating to a favorable Tax Court ruling which resulted in refunds of previously paid federal taxes for the periods 1999 to 2002. State income taxes increased $50,000 in the first quarter 2009 and will be higher than prior years due to the recently enacted Wisconsin combined reporting tax legislation.

Mid-Wisconsin Financial Services, Inc., headquartered in Medford, Wisconsin, is the holding company of Mid-Wisconsin Bank which operates fourteen retail banking locations throughout central and northern Wisconsin serving markets in Clark, Eau Claire, Lincoln, Marathon, Oneida, Price, Taylor and Vilas counties. In addition to traditional loan and deposit products, the Bank offers trust, brokerage and private client services through its Wealth Management Services Group.

This press release contains forward-looking statements or comments that are provided to assist in the understanding of anticipated future financial performance. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's view as of any subsequent date. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those presented, either expressed or implied, in this filing. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements may be identified by, among other things, expressions of beliefs or expectations that certain events may occur or are anticipated, and projections or statements of expectations. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as "may," "expects," "anticipates," "estimates," or "believes." Such statements are subject to important factors that could cause Mid-Wisconsin's actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) Mid-Wisconsin's exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in the allowance for loan losses to compensate for potential losses in its real estate portfolios or further write-downs of other real estate values, (ii) adverse changes in the financial performance and/or condition of Mid-Wisconsin's borrowers, which could impact repayment of such borrowers' outstanding loans,
(iii) Mid-Wisconsin's ability to maintain required levels of capital, (iv) fluctuation in Mid-Wisconsin's stock price, (v) other risks and assumptions described in Mid-Wisconsin's Annual Report on Form 10-K for the year ended December 31, 2008 under the headings "Forward-Looking Statements" and "Risk Factors" which factors are incorporated herein by reference, and (vi) such other factors as may be described in other Mid-Wisconsin filings with the Securities and Exchange Commission ("SEC"), which factors are incorporated herein by reference. Forward-looking estimates and statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this filing. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only Mid-Wisconsin's belief as of the date of this press release. Mid-Wisconsin specifically disclaims any obligation to update factors or to publicly announce the result of revisions to any of the forward-looking statements or comments included herein to reflect future events or developments except as required by federal securities law.

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income
                                                              Three Months Ended
                                                              March        March
                                                                31,          31,        Percent
(dollars in thousands, except per share data - unaudited)      2009         2008        Change
Interest and dividend income:
  Loans, including fees                                       $5,838       $6,711        -13%
  Securities
     Taxable                                                     801          775          3%
     Tax-exempt                                                  128          172        -26%
  Other interest and dividend income                              55           80        -31%
Total interest and dividend income                             6,822        7,738        -12%
Interest expense:
  Deposits                                                     2,124        2,841        -25%
  Short-term borrowings                                           29           61        -52%
  Long-term borrowings                                           482          607        -21%
  Subordinated debentures                                        154          154          0%
Total interest expense                                         2,789        3,663        -24%
Net interest income                                            4,033        4,075         -1%
Provision for loan losses                                        750          930        -19%
Net interest income after provision for loan losses            3,283        3,145          4%

Non-interest income:
  Service fees                                                   302          354        -15%
  Trust service fees                                             234          287        -18%
  Investment product commissions                                  54           48         13%
  Mortgage banking income                                        122           90         36%
  Other operating income                                         183          251        -27%
Total non-interest income                                        895        1,030        -13%
Non-interest expenses:
  Salaries and employee benefits                               2,205        2,447        -10%
  Occupancy                                                      477          521         -8%
  Data processing and information systems                        177          185         -4%
  Operation of other real estate                                  77           53         45%
  Legal and professional                                         207          183         13%
  Other operating expenses                                       658          681         -3%
Total non-interest expenses                                    3,801        4,070         -7%

Income before taxes                                              377          105         NM
Provision (benefit) for income taxes                             100         (298)        NM
Net income                                                      $277         $403         NM
Preferred stock dividends, discount accretion, and premium
amortization                                                      70            0
Net income available to common stock                            $207         $403

Mid-Wisconsin Financial Services, Inc.
Consolidated Statements of Income (Unaudited) - Quarterly Trend
(in thousands, except per share amounts)
                                       March 31, 2009   December 31, 2008   September 30, 2008   June 30, 2008   March 31, 2008
Interest and dividend income:
  Loans, including fees                     $5,838             $6,161              $6,359             $6,487          $6,711
  Securities:
     Taxable                                   801                804                 802                793             775
     Tax-exempt                                128                137                 143                143             172
  Other                                         55                 57                  52                 56              80
Total interest and dividend income           6,822              7,159               7,356              7,479           7,738
Interest expense:
  Deposits                                   2,124              2,345               2,434              2,517           2,841
  Short-term borrowings                         29                 38                  37                 44              61
  Long-term  borrowings                        482                576                 593                590             607
  Subordinated Debentures                      154                153                 154                153             154
Total interest expense                       2,789              3,112               3,218              3,304           3,663
Net interest income                          4,033              4,047               4,138              4,175           4,075
Provision for loan losses                      750                935                 630                705             930
Net interest income after provision
for loan losses                              3,283              3,112               3,508              3,470           3,145
Noninterest income:
  Service fees                                 302                343                 366                349             354
  Trust service fees                           234                254                 285                288             287
  Investment product commissions                54                 42                  89                 70              48
  Mortgage banking income                      122                 72                  56                 71              90
  Other operating income                       183                226                 205                280             251
Total noninterest income                       895                937               1,001              1,058           1,030
Noninterest expenses:
  Salaries and employee benefits             2,205              2,018               2,328              2,274           2,447
  Occupancy                                    477                463                 474                538             521
  Data processing and information
  systems                                      177                169                 196                198             185
 Operation of other real estate                 77                 79                 337                 72              53
 Legal and professional                        207                205                 198                177             183
 Goodwill impairment                             0                295                   0                  0               0
  Other operating expenses                     658                713                 627                579             681
Total noninterest expenses                   3,801              3,942               4,160              3,838           4,070
Income before provision for income
taxes                                          377                107                 349                690             105
Provision for income taxes                     100                 59                  58                190            (298)
Net income                                    $277                $48                $291               $500            $403
Preferred stock dividends, discount
accretion, and premium amortization             70                  0                   0                  0               0
Net income available to common stock          $207                $48                $291               $500            $403
Earnings per common share:
  Basic                                      $0.13              $0.03               $0.18              $0.30           $0.25
  Diluted                                    $0.13              $0.03               $0.18              $0.30           $0.25

Mid-Wisconsin Financial Services, Inc.
Financial Data
                                                     Three Months Ended
                                                      March       March
                                                        31,         31,
                                                       2009        2008
PER SHARE DATA
Earnings per common share:
Basic earnings per share                              $0.13       $0.25
Diluted earnings per share                             0.13        0.25
Cash dividends per share                               0.11        0.22
Book value per common share                           22.04       21.77
Weighted average common shares outstanding:
Basic                                                 1,643       1,642
Diluted                                               1,643       1,642
Dividend payout ratio (1)                              87.4%       89.6%
Stock Price Information:
   High Bid                                          $12.80      $24.00
   Low Bid                                             7.55       18.05
  Bid price at quarter end                             8.50       23.50

KEY RATIOS
Return on average assets                               0.17%       0.34%
Return on average equity                               2.08%       4.61%
Equity to assets                                       8.21%       7.44%
Net interest margin (FTE)                              3.56%       3.75%
Efficiency ratio (FTE)                                75.88%      78.26%
Net charge-offs to average loans                       0.04%       0.07%
Allowance for loan loss to period-end loans            1.42%       1.36%

(1) Ratio is based upon basic earnings per common share

Mid-Wisconsin Financial Services, Inc.
Consolidated Balance Sheets
(unaudited)
                                                                As of        As of
                                                                March       December
                                                                  31,          31,         Percent
(dollars in thousands, except per share data - unaudited)        2009         2008         Change
ASSETS
Cash and due from banks                                         $7,426       $9,605          -23%
Interest-bearing deposits                                        5,131           20           NM
Federal funds sold                                              19,983       22,300          -10%
Securities                                                      84,891       81,038            5%
Loans held for sale                                              2,337          484          383%
Loans                                                          362,913      364,381            0%
Allowance for loan losses                                       (5,152)      (4,542)          13%
Net loans                                                      357,761      359,839           -1%
Accrued interest receivable                                      2,325        1,986           17%
Premises and equipment, net                                      8,762        8,965           -2%
Other investments - at cost                                      2,616        2,616            0%
Other assets                                                     9,173        9,128            0%
Total Assets                                                  $500,405     $495,981            1%

LIABILITIES & STOCKHOLDERS' EQUITY
Non-interest-bearing deposits                                  $47,402      $55,694          -15%
Interest-bearing deposits                                      337,735      329,981            2%
  Total deposits                                               385,137      385,675            0%
Short-term borrowings                                            8,881       11,311          -21%
Long-term borrowings                                            46,929       49,429           -5%
Subordinated debentures                                         10,310       10,310            0%
Accrued interest payable                                         1,492        1,718          -13%
Accrued expenses and other liabilities                           1,388        1,733          -20%
Total liabilities                                              454,137      460,176           -1%

Total stockholders' equity                                      46,268       35,805           29%
Total Liabilities & Stockholders' Equity                      $500,405     $495,981            1%

Nonaccrual loans                                               $11,373       $8,949           27%
Other real estate                                               $2,682       $2,556            5%

Mid-Wisconsin Financial Services, Inc.
Interest Margin Analysis
                                          Three Months Ended
                                         March          March
                                           31,            31,
                                          2009           2008
EARNING ASSETS
  Loans (FTE)                             6.51%          7.59%
  Investment securities:
    Taxable                               4.85%          4.87%
    Tax-exempt (FTE)                      6.33%          6.20%
    Other                                 0.83%          3.12%
  Total interest-earning assets           5.98%          7.05%

INTEREST-BEARING LIABILITIES
  Interest-bearing demand                 0.66%          1.09%
  Savings deposits                        1.54%          2.38%
  Time deposits                           3.52%          4.69%
Short-term borrowings                     1.21%          2.00%
Long-term borrowings                      3.38%          4.75%
Subordinated debentures                   5.98%          5.98%
Total interest-bearing liabilities        2.76%          3.78%

Net Interest rate spread (FTE)            3.22%          3.27%
Net interest rate margin (FTE)            3.56%          3.75%

Average Balance Sheet (in thousands)
Loans                                 $364,795       $356,388